BYLAWS
                                       OF
                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY



                                    ARTICLE I
                              SHARES AND TRANSFERS

         Section 1. Each holder of duly paid shares of the Company shall be entitled to a certificate or certificates stating the number and class of shares owned by such holder. Such certificates shall be signed by the appropriate officers of the Company (which, in the absence of contrary action by the Board, shall be the President or any Vice President and the Secretary or any Assistant Secretary of the Company); shall be sealed with the corporate seal of the Company, which seal may be facsimile; and shall be countersigned by a Transfer Agent, and countersigned and registered by a Registrar, appointed by the Board. If a certificate is countersigned by a Transfer Agent and countersigned and registered by a Registrar, other (in each case) than the Company itself or its employee, the signature of either or both of such officers of the Company, and the countersignature of any such Transfer Agent or its officer or employee, may be facsimiles. In case any officer of the Company, or any officer or employee of a Transfer Agent, who has signed or whose facsimile signature has been placed upon any such certificate shall cease to be an officer of the Company or an officer or an employee of the Transfer Agent, as the case may be, before such certificate is issued, the certificate may be issued by the Company with the same effect as if such officer of the Company or such officer or employee of the Transfer Agent had not ceased to be such at the date of issue of such certificate.

         Section 2. Shares shall be transferable only on the books of the Company and upon proper endorsement and surrender of the outstanding certificate or certificates representing such shares. If an outstanding certificate shall be lost, destroyed or stolen, the holder thereof may have a new certificate upon producing evidence satisfactory to the Company of such loss, destruction or theft and upon furnishing to the Company, the Transfer Agent and the Registrar indemnity deemed sufficient by the Company.

         Section 3. Notwithstanding the foregoing provisions of this Article I, the Board of Directors may also provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Except as otherwise provided by statute, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. The annual meeting of the shareholders shall be held on the fourth Tuesday in April of each year (or if such day shall be a legal holiday, then upon the next succeeding day not a legal holiday) or upon such other day determined by resolution of the Board of Directors. Each such regular annual meeting shall be held at such time and at such location, within or without the State of Illinois, as the Board of Directors shall order. At such annual meeting, a board of directors shall be elected and such other business shall be transacted as may properly come before such meeting.

         Section 2. Special meetings of the shareholders may be called by the President, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, or in such other manner as may be provided by statute. Each such special meeting shall be held at such location, within or without the State of Illinois, as the Board of Directors shall order.

         Section 3. Written notice of the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting. Such notice shall be sent by mail to each such shareholder, at the address of such shareholder as it appears on the records of the Company, not less than ten days or more than sixty days before the date of the meeting, except in cases where some other special method of notice may be required by statute, in which case the statutory method shall be followed. Notice of any meeting of the shareholders may be waived by any shareholder. Attendance of a shareholder (either in person or by proxy) at any meeting shall constitute waiver of notice thereof unless the shareholder (in person or by proxy, as the case may be) at the meeting objects to the holding of the meeting because proper notice was not given.

         Section 4. At any shareholders' meeting a majority of the shares outstanding and entitled to vote on the matter (excluding such shares as may be owned by the Company) must be represented (either in person or by proxy) in order to constitute a quorum for consideration of such matter, but the shareholders represented at any meeting, though less than a quorum, may adjourn the meeting to some other day or sine die. If a quorum is present (either in person or by proxy) at a shareholders' meeting, the affirmative vote of the holders of the majority of shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes shall be required by law or the Articles of Incorporation.

         Section 5. The President and Secretary of the Company shall act as Chairman and Secretary, respectively, of each shareholders' meeting, unless the shareholders represented at the meeting shall otherwise decide.

         Section 6. (a) (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of' notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(a) (1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a) (2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

                  (b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the stockholder's notice required by paragraph (a) (2) of this Bylaw shall be delivered to the Secretary, at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c) (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights
(a) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors consisting of not less than four or more than nine members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be elected at each annual meeting of the shareholders, but, if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the shareholders after proper notice. Directors so elected shall hold office until the next succeeding annual meeting of shareholders or until their respective successors, willing to serve, shall have been elected and qualified. Any vacancy occurring in the Board of Directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by a majority of the members of the Board.

         Section 2. A meeting of the Board of Directors shall be held on the same date as the annual meeting of shareholders in each year, at the same place where such annual meeting shall have been held or at such other place as shall be determined by the Board. Regular meetings of the Board shall be held in such place, within or without the State of Illinois, and on such dates each year as shall be established from time to time by the Board. Notice of every such regular meeting of the Board, stating the place, day and hour of the meeting, shall be given to each director personally, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, at least two days before the date of such meeting. Except where required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         Section 3. Special meetings of the Board of Directors may be called at any time by the President, or by a Vice President, when acting as President, or by any two directors. Notice of such meeting, stating the place, day and hour of the meeting shall be given to each director personally in writing, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, or orally promptly confirmed by written notice in any one of the aforesaid forms, not less than the day prior to the date of such meeting.

         Section 4. Notice of any meeting of the Board may be waived by any director. Attendance of a director at any meeting shall constitute waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business at the meeting because the meeting is not lawfully called or convened.

Section 5. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but less than a majority of the Board may adjourn the meeting to some other day or sine die. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the vote of a greater number or the vote of any class of directors shall be required by the Articles of Incorporation. The President of the Company shall act as Chairman at each meeting of the Board but, in the President's absence, one of the directors present at the meeting who shall have been elected for the purpose by majority vote of those directors in attendance shall act as Chairman; and the Secretary of the Company, or in the Secretary's stead, an Assistant Secretary shall act as Secretary at each such meeting. The members of the Board shall receive such compensation as the Board may from time to time by resolution determine.


                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

         Section 1. A majority of directors may appoint committees, standing or special, from time to time from among members of the Board, and confer powers on such committees and revoke such powers and terminate the existence of such committees at its pleasure.

         Section 2. Meetings of any committee may be called in such manner and may be held at such times and places as such committee may by resolution determine, provided that a meeting of any committee may be called at any time by the President of the Company. Members of all committees shall receive such compensation as the Board of Directors may from time to time by resolution determine.

         Section 3. Each committee shall have such authority of the Board of Directors as shall be granted to it by the Board; provided, however, a committee may not take any action not permitted to be taken by a committee pursuant to the Business Corporation Act of 1983, as amended from time to time.



                                    ARTICLE V
                                    OFFICERS

         Section 1. There shall be elected by the Board of Directors (if practicable at its first meeting after the annual election of directors in each year) the following principal officers, namely: A President, such number of Vice Presidents as the Board may from time to time decide upon (any one or more of whom may be designated as Executive Vice President, Senior Vice President or otherwise), a Secretary, a Treasurer and a Controller. References in these Bylaws to Vice Presidents shall include any such Executive Vice President, Senior Vice President or other Vice President, however denominated. The Board may in its discretion also elect such other officers as may from time to time be provided for by the Board. Any two or more offices may be held by the same person. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of directors and until their successors, willing to serve, shall have been elected, but any officer, including any officer appointed by the President as provided in Section 2 of this Article V, may be removed from office at the pleasure of the Board. Election or appointment of an officer shall not of itself create contract rights.

         Section 2. The President shall be the chief executive officer of the Company and shall have the general management and direction, subject to the control of the Board of Directors, of the business of the Company, including the power to appoint and to remove and discharge any and all assistant officers, agents and employees of the Company not elected or appointed directly by the Board of Directors. The President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments and may accomplish such execution either under or without the seal of the Company and either individually or with the Secretary, any Assistant Secretary, or any other officer or person thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President shall have such other powers and duties as usually devolve upon the president of a corporation, and such further powers and duties as may from time to time be prescribed by the Board of Directors. The President may delegate any part of the duties of that office to one or more of the Vice Presidents of the Company.

         Section 3. Each of the Vice Presidents shall have such powers and duties as may be prescribed for such office by the Board of Directors or as may be prescribed for or delegated to such officer by the President. Each Vice President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments in each case in accordance with the authority therefor granted by the President or the Board of Directors, which authority may be general or confined to specific instances. Such execution may be accomplished either individually or with any other officer or person thereunto authorized by the President or the Board of Directors, according to the requirements of the form of the instrument. In the absence or inability of the President or in case of the President's death, resignation or removal from office, the powers and duties of the President shall temporarily devolve upon such one of the Vice Presidents as the Board shall have designated or shall designate for the purpose and the Vice President so designated shall have and exercise all the powers and duties of the President during such absence or disability or until the vacancy in the office of President shall be filled. Each Vice President may delegate any part of the duties of that office to employees of the Company under such Vice President's supervision.

     Section 4. The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes and stock books of the Company. The Secretary shall also act as Secretary of all shareholders' meetings, and keep a record thereof, except to the extent some other person may have been selected to act as Secretary by such meeting. The Secretary shall keep a suitable record of the addresses of shareholders, shall have general charge of the stock transfer books of the Company, and shall, except as may be otherwise required by statute or by the Bylaws, sign, issue and publish all notices required for meetings of shareholders and for meetings of the Board of Directors. The Secretary shall sign all share certificates, bonds and mortgages, and all other documents and papers to which the Secretary's signature may be necessary or appropriate, shall affix the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Secretary may delegate any part of the duties of that office to employees of the Company under the Secretary's supervision.

         Section 5. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and the deposit of its funds in the name of the Company in such banks, trust companies or safety vaults as the Board of Directors may direct which direction may be general or confined to specific depositories. The Treasurer shall have custody of such books, receipted vouchers and other papers and records as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer or as shall be placed in the custody of the Treasurer by the Board of Directors, by the President, or, if authorized by the Board or the President, by a Vice President. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Treasurer may be required to give a bond to the Company for the faithful discharge of the Treasurer's duties, in such form and in such amount and with such sureties as shall be determined by the Board of Directors. The Treasurer may delegate any part of the Treasurer's duties to employees of the Company under the Treasurer's supervision.

         Section 6. The Controller shall be the principal accounting officer of the Company. Except as otherwise provided in these Bylaws and except as otherwise provided by the Board of Directors, the Controller will be responsible for the direction of the auditing organization of the Company (other than the Internal Audit function), the establishment and maintenance of accounting procedures, the interpretation of all financial statements and accounting reports of the Company and functional supervision over the records of all other departments of the Company pertaining to revenues, expenses, moneys, securities, properties, materials and supplies. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller or as may be prescribed for or delegated to the Controller by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Controller may be required to give a bond to the Company for the faithful discharge of the Controller's duties, in such form and in such amount and with such sureties as shall be determined by the Board of Directors. The Controller may delegate any part of the Controller's duties to employees of the Company under the Controller's supervision.

         Section 7. The Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers shall, respectively, assist the Vice Presidents, the Secretary, the Treasurer and the Controller of the Company in the performance of the respective duties assigned to such principal officers and, in assisting the respective principal officer, each assistant officer shall, for such purposes, have the same powers as the respective principal officer. The powers and duties of any principal officer shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon the respective assistant in case of the absence, disability, death, resignation or removal from office of such principal officer.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 1. The funds of the Company shall be deposited to its credit in such banks or trust companies, as the Board of Directors from time to time shall approve, which approval may be general or confined to specific instances. Such funds shall be withdrawn only on checks or drafts of the Company or by direct, wire or other electronic transfer of funds for the purposes of the Company in accordance with procedures relating to signatures and authorizations by officers of the Company which are approved by the Board of Directors from time to time, which approval may be general or confined to specific instances.

         Section 2. No debts shall be contracted except for current expenses unless authorized by the Board of Directors, and no bills shall be paid by the Treasurer unless audited and approved by the Controller or by some other person or committee authorized by the Board of Directors to audit and approve bills for payment.

         Section 3. All distributions to shareholders and all acquisitions by the Company of its own shares shall be authorized by the Board of Directors.

         Section 4. The fiscal year of the Company shall close at the end of December annually.

         Section 5. All or any shares of stock of any corporation owned by the Company may be voted at any meeting of the shareholders of such corporation by the President, any Vice President or the Secretary of the Company upon any question that may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice of the calling of such meeting required by any statute or Bylaw and consent to the holding of any such meeting without notice. The President, any Vice President or the Secretary of the Company shall have authority to give to any person a written proxy in the name of the Company and under its corporate seal to vote at any meeting of the shareholders of any corporation all or any shares of stock of such corporation owned by the Company upon any question that may be presented at such meeting, with full power to waive any notice of the calling of such meeting required by any statute or Bylaw and to consent to the holding of any such meeting without notice.

         Section 6. (a) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such person's conduct was unlawful.

         (b) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person being indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Company, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Company.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 6.

         (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section 6 shall be effective with respect to acts, errors or omissions occurring prior to, on or subsequent to the date of adoption hereof and such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action by a director, officer, employee or agent in such person's official capacity and as to action in another capacity while holding such office.

         (g) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 6.

         (h) If the Company has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Company shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         (i) For purposes of this Section 6 references to "the Company" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6 with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section 6, references to "other enterprise" shall include employee benefit plans, and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 6.

         (k) The indemnification and advancement of expenses provided by or granted under this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

                                   ARTICLE VII
                          AMENDMENT OR REPEAL OF BYLAWS

         These Bylaws may be added to, amended or repealed by the Board of Directors at any regular or special meeting of the Board.

STATE OF ILLINOIS          )
                           )SS.
COUNTY OF SANGAMON         )







     I, the undersigned,  hereby certify that I am                  Secretary of
Central Illinois Public Service Company and the Custodian of the books and recordsof said Company.

     I further certify that the above and foregoing is a true copy of the Bylaws
of said Company in effect on                   , 19   .

     IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed the corporate
seal of said Company this day of                    ,A.D. 19   .




                                    _________________________________________



                                                    (CORPORATE SEAL)